Exhibit 99.2
BXP ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 RESULTS
Executed More Than 1.8 Million SF of Leases in Q4 for a Total of More Than 5.5 Million SF in 2025, Increased Total Portfolio Occupancy By 70 Basis Points and Completed More Than $1.0 Billion in Dispositions

BOSTON, MA, January 27, 2026 - BXP, Inc. (NYSE: BXP), the largest publicly traded developer, owner, and manager of premier workplaces in the United States, reported results today for the fourth quarter and year ended December 31, 2025.

Financial Highlights
Fourth Quarter 2025:
•Revenue increased 2.2% to $877.1 million for the quarter ended December 31, 2025, compared to $858.6 million for the quarter ended December 31, 2024.

•Net income (loss) attributable to BXP, Inc. of $248.5 million, or $1.56 per diluted share (EPS), for the quarter ended December 31, 2025, compared to $(230.0) million, or $(1.45) per diluted share, for the quarter ended December 31, 2024.

◦EPS exceeded the midpoint of BXP’s guidance by $0.74 per diluted share primarily due to the gains on sales recognized in connection with the disposition activity completed in the fourth quarter.

•Funds from Operations (FFO) of $280.2 million, or $1.76 per diluted share, for the quarter ended December 31, 2025, compared to FFO of $284.0 million, or $1.79 per diluted share, for the quarter ended December 31, 2024.

◦FFO for the fourth quarter was less than the midpoint of BXP’s guidance by $0.05 primarily due to non-cash straight-line rent reserves related to two clients and higher general and administrative (“G&A”) costs.
Year Ended December 31, 2025:
•Net income attributable to BXP, Inc. of $276.8 million, or $1.74 per diluted share (EPS), for the year ended December 31, 2025, compared to $14.3 million, or $0.09 per diluted share, for the year ended December 31, 2024.

•FFO of $1.1 billion, or $6.85 per diluted share, for the year ended December 31, 2025, compared to FFO of $1.1 billion, or $7.10 per diluted share, for the year ended December 31, 2024.

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Guidance
BXP provided updated guidance for first quarter 2026 EPS of $0.32 - $0.34 and FFO of $1.56 - $1.58 per diluted share, and full year 2026 EPS of $2.08 - $2.29 and FFO of $6.88 - $7.04 per diluted share.

The midpoint of our full-year 2026 guidance is $0.11 per share greater than our 2025 FFO per share and includes the following assumptions:

•Projected growth in same-property NOI, driven by higher occupancy and improved leasing activity.
•Incremental NOI from development deliveries to be placed into service during the year.
•A reduction in NOI associated with removing three properties from service for redevelopment into residential use.
•Higher G&A expense of $0.07 per share, primarily related to non-cash amortization expense associated with the 2025 Outperformance Plan.
•Net earnings dilution from strategic asset sales, net of reduced interest expense from the investment of sale proceeds, of $0.06 to $0.08 per share consistent with the range previously communicated at Investor Day. These transactions remain aligned with BXP’s long-term strategy to optimize the portfolio, enhance operating performance, and strengthen balance sheet flexibility.

See “EPS and FFO per Share Guidance” below.
Leasing & Occupancy
•Executed 87 leases in the fourth quarter totaling more than 1.8 million square feet with a weighted-average lease term of 11.3 years. Notable leases for existing and future developments include:
◦an approximately 274,000 square foot lease with Starr, a global investment and insurance organization, at 343 Madison Avenue in New York, New York
◦an approximately 234,000 square foot lease with Sidley Austin LLP, a global law firm, for 2100 M Street in Washington, DC.

•Full-year 2025 leasing totaled more than 5.5 million square feet with a weighted-average lease term of 10.1 years.

•For the fourth quarter, BXP’s CBD portfolio of premier workplaces was 89.8% occupied and 92.5% leased (including vacant space for which we have signed leases that have not yet commenced revenue recognition in accordance with GAAP). Both occupancy and leased percentage for our CBD portfolio increased by 50 basis points from Q3 2025. Approximately 90.0% of BXP’s Share of annualized rental obligations is derived from clients located in our CBD portfolio, underscoring the strength of BXP’s strategy to invest in the highest quality buildings in dynamic urban gateway markets.

•BXP’s total portfolio occupancy for the fourth quarter was 86.7%, an increase of 70 basis points from Q3 2025. BXP’s total portfolio was 89.4% leased (including vacant space for which we have signed leases that have not yet commenced revenue recognition in accordance with GAAP), an increase of 60 basis points from Q3 2025.

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Transactions
•Consistent with the strategic asset sales plan outlined at our Investor Day in September 2025, as of January 23, 2026 BXP has completed property sales with an aggregated gross sales price of approximately $1.14 billion which generated aggregate net proceeds in excess of $1.0 billion. These asset sales enhance balance sheet flexibility and support our capital needs and strategic priorities, and fall into the following categories:

◦Land Sales: Multiple land dispositions across the Boston, San Francisco and Washington, DC regions, generated aggregate net proceeds of approximately $227.1 million and an aggregate gain on sale of approximately $67.0 million, reflecting monetization of non-core land assets.

◦Residential Sales: The sales of Proto in Cambridge, Massachusetts and Signature in Reston, Virginia, generated aggregate net proceeds of approximately $403.7 million and an aggregate gain on sale of approximately $102.9 million, advancing BXP’s strategy to recycle capital from stabilized residential assets.

◦Non-Strategic Office Sales: The sale of 140 Kendrick Street in Needham, Massachusetts, and BXP’s ownership interests in Gateway Commons in South San Francisco, California and Market Square North in Washington, DC, generated aggregate net proceeds of approximately $397.2 million and an aggregate gain on sale of approximately $65.6 million, consistent with BXP’s focus on optimizing and enhancing the quality of our portfolio and prioritizing premier workplaces in our gateway markets.

•BXP also completed the acquisition of 2100 M Street in Washington, DC for a purchase price of $55.0 million. BXP plans to demolish and redevelop the property into an approximately 320,000 square foot premier workplace. In conjunction with closing, BXP signed a lease agreement with global law firm, Sidley Austin, for approximately 234,000 square feet of the “to-be-constructed” premier workplace. Located in the West End, one of Washington, DC’s most desirable business districts, 2100 M Street offers convenient access to the Metro, major parkways, and is walking distance from a wide range of nearby amenities.
Development
•In 2025, BXP demonstrated its ability to deploy capital into high-quality, premier assets by commencing construction on 343 Madison Avenue in New York City, New York. 343 Madison Avenue will be a highly amenitized, sustainably designed, 46-story, 930,000 square foot premier workplace located on one of the best office development sites in Manhattan with direct access to Grand Central Station. The project is currently 29% pre-leased, and BXP is in active discussions with other prospective clients.

•BXP placed three development projects into service reflecting continued execution on its development pipeline and the successful delivery of premier workplace assets.

◦1050 Winter Street, an approximately 162,000 square foot office building located in the urban edge of Boston, Massachusetts. The project is 100% leased.
◦Reston Next Office Phase II, an approximately 87,000 square foot boutique premier workplace located in Reston, Virginia. The project is 92% leased.
◦360 Park Avenue South, an approximately 448,000 square foot premier workplace located in New York City, New York. The project is 59% leased.

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Balance Sheet & Liquidity
•Throughout 2025, BXP further strengthened its balance sheet by addressing debt maturities, and sourcing additional liquidity in the capital markets. In the aggregate, BXP’s share of 2025 debt market activities totaled approximately $4.6 billion, underscoring BXP’s consistent access to debt capital and healthy relationships with banks. Notable transactions during 2025 include:

◦Executed a new $252.0 million non-recourse CMBS financing secured by 7750 Wisconsin Avenue in Bethesda, Maryland in February 2025
◦Upsized the Commercial Paper Program from $500.0 million to $750.0 million in March 2025
◦Extended the $700.0 million Term Loan to 2030 (inclusive of extension options) in March 2025
◦Upsized the Revolving Line of Credit from $2.0 billion to $2.25 billion and extended its maturity date to 2030 in March 2025
◦Issued $1.0 billion of 2.00% Exchangeable Senior Notes due 2030 in September 2025
◦Executed a new $465.0 million non-recourse CMBS financing secured by The Hub on Causeway in Boston, Massachusetts in October 2025

EPS and FFO per Share Guidance:

BXP’s guidance for the first quarter and full year 2026 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, the timing of the lease-up of available space, the timing of development cost outlays and development deliveries, and the earnings impact of the events referenced in this release and those referenced during the related conference call. The estimates do not include (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions not under contract as of the date hereof, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may fluctuate as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. BXP is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities. There can be no assurance that BXP’s actual results will not differ materially from the estimates set forth below.

	First Quarter 2026		Full Year 2026
	Low	High	Low	High
Projected EPS (diluted)	$0.32	$0.34	$2.08	$2.29
Add:
Projected Company share of real estate depreciation and amortization	1.27	1.27	5.10	5.10
Projected Company share of (gains)/losses on sales of real estate, gain on investment from unconsolidated joint venture and impairments	(0.03)	(0.03)	(0.30)	(0.35)
Projected FFO per share (diluted)	$1.56	$1.58	$6.88	$7.04

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The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended December 31, 2025. In the opinion of management, BXP has made all adjustments considered necessary for a fair statement of these reported results.

BXP will host a conference call on Wednesday, January 28, 2026 at 10:00 AM Eastern Time, open to the general public, to discuss the fourth quarter results and earnings guidance, provide a business update, and discuss other business matters that may be of interest to investors. Participants who would like to join the call and ask a question may register at https://register-conf.media-server.com/register/BI12ccd26f9512425caab4294be5763e57 to receive the dial-in numbers and unique PIN to access the call. There will also be a live audio, listen-only webcast of the call, which may be accessed in the Investors section of BXP’s website at https://investors.bxp.com/events-webcasts. Shortly after the call, a replay of the call will be available on BXP’s website at https://investors.bxp.com/events-webcasts for up to twelve months following the call.
Additionally, a copy of BXP’s fourth quarter 2025 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of BXP’s website at investors.bxp.com.

BXP, Inc. (NYSE: BXP) is the largest publicly traded developer, owner, and manager of premier workplaces in the United States, concentrated in six dynamic gateway markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP has delivered places that power progress for our clients and communities for more than 55 years. BXP is a fully integrated real estate company, organized as a real estate investment trust (REIT). As of December 31, 2025, including properties owned by unconsolidated joint ventures, BXP’s portfolio totals 52.6 million square feet and 179 properties, including eight properties under construction/redevelopment. For more information about BXP, please visit our website or follow us on LinkedIn or Instagram.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “will,” and similar expressions that do not relate to historical matters. These statements are based on our current plans, expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond BXP’s control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statements. These factors include, without limitation, the risks and uncertainties related to adverse changes in general economic and capital market conditions, including continued inflation, elevated interest rates, supply chain disruptions, dislocation and volatility in capital markets, potential longer-term changes in consumer and client behavior resulting from the severity and duration of any downturn in the U.S. or global economy, general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on favorable terms, sustained changes in client preferences and space utilization, dependence on clients’ financial condition, and competition from other developers, owners and operators of real estate), the impact of adverse political conditions, including policy changes by the U.S. Government, such as the direct and indirect negative impacts that new and increased tariffs may have on (1) our current and prospective clients and their demand for office space and (2) the costs and availability of construction materials and the economic returns on our construction and development activities, and prolonged government shutdowns or disruptions, the impact of geopolitical conflicts, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on BXP’s accounting policies and on period-to-period comparisons of financial results, the uncertainties of costs to comply with regulatory changes and other risks and uncertainties detailed from time to time in BXP’s filings with the Securities and Exchange Commission. These

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forward-looking statements speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. BXP does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as otherwise required by law.
Financial tables follow.

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BXP, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	December 31, 2025	December 31, 2024
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$26,248,130	$26,391,933
Construction in progress	1,475,257	764,640
Land held for future development	518,492	714,050
Right of use assets - finance leases	372,470	372,922
Right of use assets - operating leases	325,841	334,767
Less: accumulated depreciation	(8,040,311)	(7,528,057)
Total real estate	20,899,879	21,050,255
Cash and cash equivalents	1,478,206	1,254,882
Cash held in escrows	79,060	80,314
Investments in securities	44,614	39,706
Tenant and other receivables, net	92,625	107,453
Note receivable, net	9,373	4,947
Related party note receivables, net	28,346	88,779
Sales-type lease receivable, net	15,672	14,657
Accrued rental income, net	1,538,515	1,466,220
Deferred charges, net	847,690	813,345
Prepaid expenses and other assets	108,105	70,839
Investments in unconsolidated joint ventures	999,309	1,093,583
Assets held for sale	24,770	—
Total assets	$26,166,164	$26,084,980
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$4,280,067	$4,276,609
Unsecured senior notes, net	9,806,100	10,645,077
Unsecured exchangeable senior notes, net	976,263	—
Unsecured line of credit	—	—
Unsecured term loans, net	797,053	798,813
Unsecured commercial paper	750,000	500,000
Lease liabilities - finance leases	360,039	370,885
Lease liabilities - operating leases	389,213	392,686
Accounts payable and accrued expenses	480,017	401,874
Dividends and distributions payable	123,753	172,486
Accrued interest payable	125,345	128,098
Other liabilities	386,074	450,796
Liabilities held for sale	—	—
Total liabilities	18,473,924	18,137,324

Commitments and contingencies	—	—
Redeemable deferred stock units	7,538	9,535
Equity:
Stockholders’ equity attributable to BXP, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 158,627,198 and 158,253,895 issued and 158,548,298 and 158,174,995 outstanding at December 31, 2025 and December 31, 2024, respectively	1,585	1,582
Additional paid-in capital	6,836,243	6,836,093
Dividends in excess of earnings	(1,674,995)	(1,419,575)
Treasury common stock at cost, 78,900 shares at December 31, 2025 and December 31, 2024	(2,722)	(2,722)
Accumulated other comprehensive loss	(12,921)	(2,072)
Total stockholders’ equity attributable to BXP, Inc.	5,147,190	5,413,306
Noncontrolling interests:
Common units of the Operating Partnership	566,563	591,270
Property partnerships	1,970,949	1,933,545
Total equity	7,684,702	7,938,121
Total liabilities and equity	$26,166,164	$26,084,980

BXP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	(in thousands, except for per share amounts)
Revenue
Lease	$809,150	$798,189	$3,236,007	$3,176,805
Parking and other	42,883	34,056	143,314	135,142
Hotel	12,464	13,144	49,996	51,224
Development and management services	8,641	8,784	36,579	28,060
Direct reimbursements of payroll and related costs from management services contracts	3,959	4,398	16,383	16,488
Total revenue	877,097	858,571	3,482,279	3,407,719
Expenses
Operating
Rental	339,693	323,358	1,335,069	1,286,838
Hotel	9,041	9,601	35,599	35,288
General and administrative	37,801	32,504	168,789	159,983
Payroll and related costs from management services contracts	3,959	4,398	16,383	16,488
Transaction costs	122	707	2,678	1,597
Depreciation and amortization	232,015	226,043	912,088	887,191
Total expenses	622,631	596,611	2,470,606	2,387,385
Other income (expense)
Income (loss) from unconsolidated joint ventures	50,232	(349,553)	(103,560)	(343,177)
Gains on sales of real estate	156,410	85	176,732	602
Loss on sales-type lease	—	—	(2,490)	—
Interest and other income (loss)	12,351	20,452	35,784	60,199
Gains (losses) from investments in securities	846	(369)	5,481	4,416
Unrealized gain (loss) on non-real estate investments	(2)	(2)	(346)	546
Impairment losses	(16,902)	—	(85,803)	(13,615)
Loss from early extinguishment of debt	—	—	(338)	—
Interest expense	(162,612)	(170,390)	(653,138)	(645,117)
Net income (loss)	294,789	(237,817)	383,995	84,188
Net (income) loss attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(18,479)	(17,233)	(75,181)	(67,516)
Noncontrolling interest—common units of the Operating Partnership	(27,824)	25,031	(32,014)	(2,400)
Net income (loss) attributable to BXP, Inc.	$248,486	$(230,019)	$276,800	$14,272
Basic earnings per common share attributable to BXP, Inc.
Net income (loss)	$1.56	$(1.45)	$1.75	$0.09
Weighted average number of common shares outstanding	158,457	158,117	158,330	157,468
Diluted earnings per common share attributable to BXP, Inc.
Net income (loss)	$1.56	$(1.45)	$1.74	$0.09
Weighted average number of common and common equivalent shares outstanding	159,115	158,117	158,869	157,793

BXP, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	(in thousands, except for per share amounts)
Net income (loss) attributable to BXP, Inc.	$248,486	$(230,019)	$276,800	$14,272
Add:
Noncontrolling interest - common units of the Operating Partnership	27,824	(25,031)	32,014	2,400
Noncontrolling interests in property partnerships	18,479	17,233	75,181	67,516
Net income (loss)	294,789	(237,817)	383,995	84,188
Add:
Depreciation and amortization expense	232,015	226,043	912,088	887,191
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(22,085)	(19,905)	(86,109)	(76,660)
Company’s share of depreciation and amortization from unconsolidated joint ventures	14,173	21,097	65,446	81,904
Corporate-related depreciation and amortization	(581)	(447)	(2,479)	(1,710)
Non-real estate related amortization	2,130	2,130	8,521	8,520
Loss on sales-type lease	—	—	2,490	—
Impairment losses	16,902	—	85,803	13,615
Impairment losses included within Income (loss) from unconsolidated joint ventures	—	341,338	145,133	341,338
Less:
Gains on sales of real estate	156,410	85	176,732	602
Gains on sale / consolidation included within income (loss) from unconsolidated joint ventures	51,449	—	53,685	21,696
Unrealized gain (loss) on non-real estate investments	(2)	(2)	(346)	546
Noncontrolling interests in property partnerships	18,479	17,233	75,181	67,516
Funds from operations (FFO) attributable to the Operating Partnership (including BXP, Inc.)	311,007	315,123	1,209,636	1,248,026
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	30,852	31,134	120,601	127,548
Funds from operations attributable to BXP, Inc.	$280,155	$283,989	$1,089,035	$1,120,478
BXP, Inc.’s percentage share of funds from operations - basic	90.08%	90.12%	90.03%	89.78%
Weighted average shares outstanding - basic	158,457	158,117	158,330	157,468
FFO per share basic	$1.77	$1.80	$6.88	$7.12
Weighted average shares outstanding - diluted	159,115	158,525	158,869	157,793
FFO per share diluted	$1.76	$1.79	$6.85	$7.10
s

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to BXP, Inc. (computed in accordance with GAAP) for gains (or losses) from sales of properties, including a change in control, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales or a change in control of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our calculation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to BXP, Inc. as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to BXP, Inc. (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BXP, INC.
PORTFOLIO LEASING PERCENTAGES

CBD Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Boston	97.6%	95.9%	98.6%	97.5%
Los Angeles	86.5%	84.9%	87.0%	87.4%
New York	86.2%	90.8%	92.1%	93.6%
San Francisco	81.9%	84.3%	84.4%	85.2%
Seattle	79.8%	81.6%	81.3%	83.5%
Washington, DC	92.4%	91.9%	94.2%	93.6%
CBD Portfolio	89.8%	90.9%	92.5%	92.8%

Total Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Boston	91.9%	89.7%	93.1%	91.5%
Los Angeles	86.5%	84.9%	87.0%	87.4%
New York	83.8%	87.1%	89.4%	90.0%
San Francisco	77.0%	80.8%	79.2%	81.7%
Seattle	79.8%	81.6%	81.3%	83.5%
Washington, DC	91.7%	91.4%	93.8%	93.0%
Total Portfolio	86.7%	87.5%	89.4%	89.4%

(1)Represents signed leases for which revenue recognition has commenced in accordance with GAAP.
(2)Represents signed leases for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates.
AT BXP
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
mlabelle@bxp.com

Helen Han
Vice President, Investor Relations
hhan@bxp.com

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